Starwood Hotels & Resorts (ticker: HOT, exchange: New York Stock Exchange) News Release — 5/8/2003

Starwood Raises $300 Million Through Offering of High Premium Convertible Senior Notes

WHITE PLAINS, N.Y.—(BUSINESS WIRE)—May 8, 2003—Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) (NYSE: HOT) announced today that it has agreed to sell $300 million aggregate principal amount of convertible senior notes due 2023 (plus an option to the initial purchasers to acquire up to an additional $60 million principal amount of the notes) in a private placement transaction.

The notes will be convertible into shares of Starwood’s stock at a conversion price of $50.00 per share, which represents a 83.96 % premium on the closing price of Starwood’s stock on Thursday, May 8 of $27.18. The notes will bear interest at 3.50 % per annum.

The Company may not redeem the notes prior to May 23, 2006, but may at the option of the holders be required to purchase the notes on May 16 of each of 2006, 2008, 2013, 2018. So long as Starwood’s closing price exceeds 120% of the conversion price, the notes will be convertible into 7.2 million shares assuming the initial purchasers’ option is exercised. Upon redemption, repurchase or maturity, Starwood may choose to pay the purchase price in cash, Starwood shares or any combination thereof at the Company’s option. The offering is scheduled to close on May 16, 2003.

Starwood expects to use the net proceeds from the offering to repay indebtedness under its existing revolving credit facility and for general corporate purposes.

This notice does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities. The offering is being made only to qualified institutional buyers. The notes and the shares of common stock issuable upon conversion have not been registered under the United States or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 750 properties in more than 80 countries and 105,000 employees at its owned and managed properties. With internationally renowned brands, Starwood is a fully integrated owner, operator and franchiser of hotels and resorts including: St. Regis®, The Luxury Collection®, Sheraton®, Westin®, Four Points® by Sheraton, W® brands, as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit us at www.starwood.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements maybe affected by general economic conditions including the duration and severity of the current global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate and the hotel and leisure business, operating risks associated with the hotel and leisure business, relationships with customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. tax laws), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, and other circumstances and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.)

CONTACT: Starwood Hotels & Resorts Worldwide, Inc. David Matheson, 914/640-5204 SOURCE: Starwood Hotels & Resorts Worldwide, Inc.

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